Exhibit 10.23

NOTICE OF
ACCELERATION OF VESTING OF CERTAIN STOCK OPTIONS AND

ACKNOWLEDGEMENT OF LOCK-UP

WHEREAS, Albany Molecular Research, Inc. (the “Company”) has previously granted to                        (the “Optionee”) the stock option(s) specified on Exhibit A hereto, some or all of which were not vested as of December 30, 2005 (the “Options”); and

WHEREAS, pursuant to and in accordance with the recommendation of the Compensation Committee, the Board of Directors of the Company (the “Board”) has determined that the Company’s 1998 Stock Option and Incentive Plan (the “Plan”), under which the Options were granted, permits the Company to accelerate the vesting of the Options and in connection therewith permits the Company to limit the ability of the Optionee to sell any of the Company’s common stock (the “Stock”) acquired upon the exercise of the Options before the Options’ original vesting dates (the “Original Vesting Dates”); and

WHEREAS, on December 30, 2005, the Board accelerated the vesting of the Options and in connection therewith has limited the ability of the Optionee to sell any Stock acquired upon the exercise of the Options before the Options’ Original Vesting Dates.

NOW, THEREFORE, the Company, intending to be legally bound, does hereby notify the Optionee that the Options are now subject to the following:

1.             Effective as of the date hereof, the Options are now exercisable in full, provided that any shares of Stock acquired upon the exercise of such Options before the corresponding Original Vesting Date may not be sold before such Original Vesting Date (other than shares of Stock needed to cover the exercise price and satisfy withholding taxes) or, if earlier, (A) the Optionee’s last day of employment with the Company or last day of service as a director of the Company, as applicable, or (B) upon a Change of Control as defined in the Plan (the “Lock-Up”). In order to ensure that the Lock-Up is adhered to, if any such Options are exercised prior to the corresponding Original Vesting Dates, then the related Stock certificates will be held by the Company until the corresponding Original Vesting Dates.

2.             Except as so amended, the Options in all other respects are hereby confirmed.

IN WITNESS WHEREOF, the Company has executed this Notice this 25th day of January, 2006.

ALBANY MOLECULAR RESEARCH, INC.

By:

Acknowledged and Accepted:

[Optionee]